UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FBR CAPITAL MARKETS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Virginia	20-5164223
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1001 Nineteenth Street North, 18th Floor Arlington, Virginia	22209
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, $.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: File No. 333-141987

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	Description of Registrant’s Securities To Be Registered.

The description of the common stock, par value $0.001 per share, of FBR Capital Markets Corporation (the “Registrant”) is set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-141987), as initially filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2007, as amended (the “Registration Statement”) and such description is incorporated herein by reference. Any form of prospectus or prospectus supplement that includes such description of the Registrant’s common stock and is subsequently filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

ITEM 2.	Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FBR CAPITAL MARKETS CORPORATION

Date: June 5, 2007	By:	/s/ William J. Ginivan
William J. Ginivan
Executive Vice President and General Counsel

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